Exhibit 5.1

Youku.com Inc.

5/F, SinoSteel Plaza

8 Haidian Street

Beijing 100080

People’s Republic of China

7 December 2010

Dear Sirs

Youku.com Inc. (the “Company”)

This opinion as to Cayman Islands law is addressed to you in connection with the proposed initial public offering (the “Offering”) of an aggregate of 15,367,500 American Depositary Shares, representing 276,615,000 Class A Ordinary Shares, par value $0.00001 per share (the “Firm Shares”), of the Company, and, at the election of the underwriters to the Offering, up to 2,305,100 additional American Depositary Shares representing 41,491,800 Class A Ordinary Shares (“Optional Shares” and together with the Firm Shares, the “Offering Shares”) of the Company, as described in the prospectus (the “Prospectus”) contained in the Company’s registration statement on Form F-1, as amended and filed by the Company under the United States Securities Act of 1933, as amended (the “Securities Act”) with the United States Securities and Exchange Commission (the “SEC”) and more particularly described in the Schedule hereto (the “Registration Statement”, which term includes the Prospectus but does not include any exhibits thereto).

For the purposes of giving this opinion, we have examined and relied upon copies of the Registration Statement. We have also examined and relied upon the documents listed, and in some cases defined, in the Schedule to this opinion (“Documents”). Unless otherwise defined herein, capitalised terms have the meanings assigned to them in the Schedule.

Assumptions

In stating our opinion we have assumed:

(a)	the authenticity, accuracy and completeness of all the Documents submitted to us and other documents examined by us as originals and the conformity to authentic original documents of all Documents submitted to us and other such documents examined by us as certified, conformed, notarised, faxed, scanned or photostatic copies;

(b)	that each of the Documents and other such documents which was received by us by electronic means is complete, intact and in conformity with the transmission as sent;

(c)	the genuineness of all signatures on the Documents;

(d)	that any representation, warranty or statement of fact or law, other than as to the laws of Cayman Islands, made in any of the Documents is true, accurate and complete;

(e)	that the Resolutions are in full force and effect, have not been rescinded, either in whole or in part, and accurately record the resolutions passed by the directors and shareholders of the Company adopted by all the directors and shareholders of the Company as unanimous written resolutions of the directors and shareholders of the Company, that all interests of the Directors in the subject matter of the Resolutions, if any, have been declared and disclosed in accordance with the Amended and Restated Articles of Association of the Company and that there is no matter affecting the authority of the directors to file the Registration Statement with the SEC and complete the Offering, not disclosed by the Constitutional Documents or the Resolutions, which would have any adverse implication in relation to the opinions expressed herein;

(f)	that the Constitutional Documents are complete and accurate and constitute a complete and accurate record of the business transacted and resolutions passed or adopted by the Company and all matters required by law and the Amended and Restated Memorandum and Articles of Association of the Company to be recorded therein are so recorded;

(g)	the validity and binding effect under the laws of the United States of America of the Registration Statement and that the Registration Statement will be duly filed with and declared effective by the SEC; and

(h)	that the Registration Statement as filed, declared effective by the SEC and/or published, will be in substantially the same form as that examined by us for purposes of this opinion.

Opinion

Based upon and subject to the foregoing and subject to the reservations set out below and to any factual matters not disclosed to us, other than any matters which are of a public nature in the Cayman Islands, we are of the opinion that:

1.	The Company is an exempted company duly incorporated with limited liability and existing under the laws of the Cayman Islands. The Company possesses the capacity to sue and be sued in its own name and is in good standing under the laws of the Cayman Islands.

2.	The Company has all requisite corporate power and authority to enter into, execute, deliver, and perform its obligations under the Registration Statement and to take all action as may be necessary to complete the transactions contemplated thereby.

3.	Based solely upon a review of the Constitutional Documents, the Company has an authorised share capital of US$50,000, divided into 5,000,000,000 shares of par value US$0.00001 each, comprising 3,797,418,953 ordinary shares with a par value of US$0.00001 each, of which 82,500,000 Preferred Shares are designated as Series A Preferred Shares, 165,825,000 Preferred Shares are designated as Series B-1 Preferred Shares, 112,875,000 Preferred Shares are designated as Series B-2 Preferred Shares, 317,398,462 Preferred Shares are designated as Series C Preferred Shares, 209,737,212 Preferred Shares are designated as Series D Preferred Shares, 213,779,664 Preferred Shares are designated as Series E Preferred Shares and 100,465,709 Preferred Shares are designated as Series F Preferred Shares. As of the date of the Registration Statement, there are 365,000,000 ordinary shares, 82,500,000 Series A Preferred Shares, 165,825,000 Series B-1 Preferred Shares, 112,875,000 Series B-2 Preferred Shares, 308,770,154 Series C Preferred Shares, 209,737,212 Series D Preferred Shares, 209,849,890 Series E Preferred Shares and 100,465,709 Series F Preferred Shares issued and outstanding.

4.	Immediately prior to the completion of the offering and pursuant to the Resolutions, the authorised capital of the Company, being US$50,000, will be divided into 5,000,000,000 shares of par value US$0.00001 each, comprising (i) 3,137,657,746 Class A Ordinary Shares; (ii) 659,761,207 Class B Ordinary Shares; (iii) 82,500,000 Series A Preferred Shares; (iv) 165,825,000 Series B-1 Preferred Shares and 112,875,000 Series B-2 Preferred Shares; (v) 317,398,462 Series C Preferred Shares; (vi) 209,737,212 Series D Preferred Shares; (vii) 213,779,664 Series E Preferred Shares; and (viii) 100,465,709 Series F Preferred Shares. Immediately prior to the completion of the Offering, (i) all ordinary shares issued and outstanding and held by certain shareholders will be automatically re-designated as Class B ordinary shares; (ii) all other ordinary shares issued and outstanding will be automatically re-designated as Class A ordinary shares; (iii) certain of the Company’s Preferred Shares will be automatically re-designated as Class B ordinary shares; and (iv) certain of the Company’s Preferred Shares will be automatically re-designated as Class A ordinary shares.

5.	When issued and paid for as contemplated by and in accordance with the Registration Statement, all Offering Shares will be validly issued, fully paid and non-assessable.

6.	The statements relating to certain Cayman Islands tax matters set forth under the heading “Taxation – Cayman Islands Taxation” in the Prospectus forming part of the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects.

Reservations

We have the following reservations:

(a)	We express no opinion as to any law other than Cayman Islands law and none of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction except the Cayman Islands. This opinion is limited to Cayman Islands law as applied by the Courts of the Cayman Islands at the date hereof.

(b)	The Registry of Companies in the Cayman Islands is not public in the sense that copies of the Constitutional Documents and information on directors and shareholders is not publicly available. We have therefore obtained the corporate documents specified in the Schedule hereto from the Company and relied exclusively on the Officer’s Certificate for the verification of such corporate information.

(c)	In paragraph 1 above, the term “good standing” means that the Company has received a Certificate of Good Standing from the Registrar of Companies which means that it has filed its annual return and paid its annual fees as required to date, failing which might make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of the Cayman Islands.

(d)	With respect to this opinion, we have relied upon statements and representations made to us in the Officer’s Certificate provided to us by an authorised officer of the Company for the purposes of this opinion. We have made no independent verification of the matters referred to in the Officer’s Certificate, and we qualify our opinion to the extent that the statements or representations made in the Officer’s Certificate are not accurate in any respect.

(e)	Any reference in this opinion to shares being “non-assessable” shall mean, in relation to fully-paid shares of a company and subject to any contrary provision in any agreement in writing between such company and the holder of shares, that: no shareholder shall be obliged to contribute further amounts to the capital of the company, either in order to complete payment for their shares, to satisfy claims of creditors of the company, or otherwise to pay money to the company or to any creditors of the company and no shareholder shall be bound by an alteration of the Memorandum or Articles of Association of the company after the date on which he became a shareholder, if and so far as the alteration requires him to take, or subscribe for additional shares, or in any way increases his liability to contribute to the share capital of the company, or otherwise to pay money to the company or to creditors of the company.

We hereby consent to the use of and filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the headings “Enforceability of Civil Liabilities”, “Taxation – Cayman Islands Taxation” and “Legal Matters” in the prospectus forming part of the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the SEC promulgated thereunder.

This opinion is governed by and is to be construed in accordance with Cayman Islands law.

Yours faithfully

/s/ Appleby

Appleby

SCHEDULE

1.	The Registration Statement on Form F-1 and the Prospectus contained therein, as amended (File No. 333 -170603) as filed by the Company under the Securities Act with the SEC on 15 November 2010.

2.	A copy of the Certificate of Incorporation of the Company.

3.	A copy of the Amended and Restated Memorandum and Articles of Association of the Company.

4.	A copy of the pre-IPO Amended and Restated Memorandum and Articles of Association of the Company (the “Pre-IPO M&A”).

5.	A copy of the post-IPO Amended and Restated Memorandum and Articles of Association (the “Post-IPO M&A” and together with the Certificate of Incorporation and the Pre-IPO M&A, the “Constitutional Documents”) as issued by or registered with the Registrar of Companies in the Cayman Islands with all amendments.

6.	A Certified copy of the unanimous written resolutions of each of the directors and the shareholders of the Company effective 12 November 2010 (the “Resolutions”).

7.	A copy of the Register of Directors and Officers in respect of the Company.

8.	A copy of the Register of Members in respect of the Company.

9.	A copy of the Register of Mortgages and Charges in respect of the Company.

10.	A Certificate of Good Standing dated 11 November 2010 in respect of the Company issued by the Registrar of Companies in the Cayman Islands (the “Certificate of Good Standing”).

11.	An Officers Certificate (the “Officer’s Certificate”) dated 7 December 2010 and signed by Dele Liu, a Director of the Company.